Exhibit 10.8

VMG Consumer Acquisition Corp.

39 Mesa Street

Suite 310

San Francisco, CA 94129

August 6, 2021

VMG Partners II, LLC

39 Mesa Street

Suite 310

San Francisco, CA 94129

Ladies and Gentlemen:

This letter agreement will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement on Form S-1 (the “Registration Statement”) relating to the initial public offering (the “IPO”) of securities of VMG Consumer Acquisition Corp. (the “Company”) and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), VMG Partners II, LLC (the “Sponsor”) shall make available, or cause to be made available, to the Company certain office space, secretarial and administrative services as may be reasonably required by the Company from time to time at 39 Mesa Street, Suite 310, San Francisco, CA 94129 (or any successor location). In exchange therefor, the Company shall pay the Sponsor a sum of $10,000 within two business days of the Effective Date and once per month thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest, cause of action or claim of any kind (a “Claim”) as a result of or arising out of this letter agreement in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established for the benefit of the public stockholders of the Company upon the consummation of the IPO and hereby irrevocably waives any Claim against the Trust Account it may have in the future as a result of, or arising out of, this letter agreement for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or between the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign this letter agreement and any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Sincerely,

US-DOCS\125727859.3	DRAFT 046315-0029

VMG CONSUMER ACQUISITION CORP.

Name:
Title:

AGREED AND ACCEPTED BY:

VMG Partners II, LLC

Name: Michael L. Mauzé
Title: Managing Member

[Signature Page to Administrative Services Letter Agreement]